As Filed with the Securities and Exchange Commission on December 12, 2005

Registration No. 333-_________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

DELTA FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
___________________
Delaware	11-3336165
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

1000 Woodbury Road, Suite 200
Woodbury, New York 11797
(Address of Principal Executive Offices)

Delta Financial Corporation 2005 Stock Incentive Plan (Full Title of the Plan)

(Name and address of Agent For Service)

Copy to:

Marc E. Miller, Esq.	James R. Tanenbaum, Esq.
Senior Vice President and General Counsel	Morrison & Foerster LLP
Delta Financial Corporation	1290 Avenue of the Americas
1000 Woodbury Road, Suite 200	New York, New York 10104
Woodbury, New York 11797	(212) 468-8000
(516) 364-8500

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount Of
Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Unit	Price	Fee

Common Stock, par value
$.01 per share	1,000,000 shares	$7.96 (1)	$7,960,000	$851.72

(1)	Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on The American Stock Exchange on December 5, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Delta Financial Corporation 2005 Stock Incentive Plan (the “Plan”), will be available without charge by contacting the Corporate Secretary, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797, Telephone: (516) 364-8500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

     The following documents, which have been filed by Delta Financial Corporation (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(b) The Company’s Current Reports on Form 8-K filed on March 9, 2005, May 25, 2005, June 10, 2005, August 9, 2005, September 14, 2005, September 21, 2005 and November 2, 2005 (other than, with respect to these reports, information that is deemed not to be filed under the rules of the Commission).

(c) The Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2005, June 30, 2005 and September 30, 2005.

(d) The description of the Company’s common stock, par value $.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, filed with the Commission on September 3, 1996 (Registration No. 333-11289), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 8, 2003 (Registration No. 001-12109).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities. Not applicable.

Item 5.      Interests of Named Experts and Counsel. Not applicable.

Item 6.      Indemnification of Directors and Officers.

     The Company’s certificate of incorporation eliminates, to the fullest extent permitted by the law of the State of Delaware, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides in relevant part that a corporation may “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”

     With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that a corporation may “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . . [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement or such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

     To the fullest extent permitted by applicable law, the Company agrees to indemnify any of its officers or directors for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with his or her duties as an officer or director performed pursuant to the Company’s charter documents, including the costs and expenses (including reasonable legal fees and expenses) of defending him or herself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Item 7.      Exemption from Registration Claimed. Not applicable.

Item 8.      Exhibits.

Number	Description

4.1	Certificate of Incorporation of the Company, incorporated by reference to the Company’s Registration
Statement on Form S-1 (Registration File No. 333-11289, as amended).

4.2	Second Amended Bylaws of the Company, incorporated by reference to the Company’s Annual
Report on Form 10-K for the year ended December 31, 1998.

4.3	Form of certificate representing shares of common stock, par value $.01 per share, incorporated by reference to the Company’s Form 8-A/A filed on October 10, 1996.

5.1	Opinion of Morrison & Foerster LLP with respect to the legality of the shares of common stock being registered hereby.

10.1	Delta Financial Corporation 2005 Stock Incentive Plan, incorporated by reference to the Company’s
Definitive Proxy Statement filed on April 22, 2005.

10.2	Form of Restricted Stock Bonus Award Agreement, incorporated by reference to the Company’s
Current Report on Form 8-K dated May 25, 2005.

10.3	Form of Stock Option Award Agreement, incorporated by reference to the Company’s Current Report on Form 8-K dated May 25, 2005.

23.1	Consent of KPMG LLP with respect to the financial statements of the Company for the year ended
December 31, 2004.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

Item 9.      Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropr iate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on December 12, 2005.

DELTA FINANCIAL CORPORATION

By:	/s/ Hugh Miller
Name: Hugh Miller
Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Miller and Marc Miller, and each of them, each with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with any exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2005.

SIGNATURE	TITLES		DATE

/s/ Sidney A. Miller	Chairman of the Board of Directors		December 12, 2005

Sidney A. Miller

/s/ Hugh Miller	President, Chief Executive Officer and		December 12, 2005
Director (Principal Executive Officer)
Hugh Miller

/s/ Richard Blass	Executive Vice President, Chief Financial		December 12, 2005
Officer and Director
Richard Blass	(Principal Financial Officer)

/s/ Martin D. Payson	Director		December 12, 2005

Martin D. Payson

/s/ Arnold B. Pollard	Director		December 12, 2005

Arnold B. Pollard

/s/ Margaret A. Williams	Director		December 12, 2005

Margaret A. Williams

/s/ John Adamovich, Jr.	Director		December 12, 2005

John Adamovich, Jr.

/s/ William Addas	Director		December 12, 2005

William Addas

-

EXHIBIT INDEX

Number	Description

4.1	Certificate of Incorporation of the Company, incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration File No. 333-11289, as amended).

4.2	Second Amended Bylaws of the Company, incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

4.3	Form of certificate representing shares of common stock, par value $.01 per share, incorporated by reference to the Company’s Form 8-A/A filed on October 10, 1996.

5.1	Opinion of Morrison & Foerster LLP with respect to the legality of the shares of common stock being registered hereby.

10.1	Delta Financial Corporation 2005 Stock Incentive Plan, incorporated by reference to the Company’s Definitive Proxy Statement filed on April 22, 2005.

10.2	Form of Restricted Stock Bonus Award Agreement, incorporated by reference to the Company’s Current Report on Form 8-K dated May 25, 2005.

10.3	Form of Stock Option Award Agreement, incorporated by reference to the Company’s Current Report on Form 8-K dated May 25, 2005.

23.1	Consent of KPMG LLP with respect to the financial statements of the Company for the year ended December 31, 2004.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).